 CITICORP AND SUBSIDIARIES
 CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
 INCLUDING PREFERRED STOCK DIVIDENDS
 (In Millions)                                                   YEAR ENDED DECEMBER 31,                       NINE MONTHS ENDED
                                                                                                                  SEPTEMBER 30,
 EXCLUDING INTEREST ON DEPOSITS:                     1996       1995       1994       1993       1992            1997       1996
                                                   ------     ------     ------     ------     ------          ------     ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                       3,435      4,110      5,906      6,324      5,826           2,561      2,610
     INTEREST FACTOR IN RENT EXPENSE                  150        140        143        147        162             116        112
     DIVIDENDS--PREFERRED STOCK                       261        553        505(A)     465        416             170        198
                                                   ------     ------     ------     ------     ------          ------     ------

        TOTAL FIXED CHARGES                         3,846      4,803      6,554      6,936      6,404           2,847      2,920
                                                   ------     ------     ------     ------     ------          ------     ------

INCOME:
     NET INCOME                                     3,788      3,464      3,422(B)   1,919(C)     722           2,530      2,801
     INCOME TAXES                                   2,285      2,121      1,189        941        696           1,518      1,692
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                            3,585      4,250      6,049      6,471      5,988           2,677      2,722
                                                   ------     ------     ------     ------     ------          ------     ------

        TOTAL INCOME                                9,658      9,835     10,660      9,331      7,406           6,725      7,215
                                                   ======     ======     ======     ======     ======          ======     ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                  2.51       2.05       1.63       1.35       1.16            2.36       2.47
                                                   ======     ======     ======     ======     ======          ======     ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                              12,409     13,012     14,902     16,121     16,327           9,650      9,220
     INTEREST FACTOR IN RENT EXPENSE                  150        140        143        147        162             116        112
     DIVIDENDS--PREFERRED STOCK                       261        553        505(A)     465        416             170        198
                                                   ------     ------     ------     ------     ------          ------     ------

        TOTAL FIXED CHARGES                        12,820     13,705     15,550     16,733     16,905           9,936      9,530
                                                   ------     ------     ------     ------     ------          ------     ------

INCOME:
     NET INCOME                                     3,788      3,464      3,422(B)   1,919(C)     722           2,530      2,801
     INCOME TAXES                                   2,285      2,121      1,189        941        696           1,518      1,692
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                           12,559     13,152     15,045     16,268     16,489           9,766      9,332
                                                   ------     ------     ------     ------     ------          ------     ------

        TOTAL INCOME                               18,632     18,737     19,656     19,128     17,907          13,814     13,825
                                                   ======     ======     ======     ======     ======          ======     ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                  1.45       1.37       1.26       1.14       1.06            1.39       1.45
                                                   ======     ======     ======     ======     ======          ======     ======

(A)   CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% FOR 1994.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.